SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant  X
Filed by Party other than the Registrant /  /
Check the appropriate box:
/X/   Preliminary Proxy Statement
/ /   Confidential for Use of the Commission Only
      [as permitted by Rule 14a-6(e)(2)]
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                                   INSCI CORP.
                     (formerly insci-statements.com, corp.)
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement)


           Payment of Filing Fee (Check the appropriate box):
           X No fee required
           / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
           (1) Title of each class of securities to which transaction applies:
           (2) Aggregate number of securities to which transaction applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
           (4) Proposed maximum aggregate value of transaction:
           (5) Total fee paid:
           / /  Fee paid previously with preliminary materials
           / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



(1)        Amount previously paid:
(2)        Form, Schedule or Registration Statement No.:
(3)        Filing Party:
(4)        Date Filed:

                                   INSCI CORP.
                           2 Westborough Business Park
                              Westborough, MA 01581

November 14, 2001

To Our Shareholders:

You are cordially invited to attend the Special Meeting of Shareholders of INSCI Corp. (the "Company") to be held at 10:00 a.m. Eastern Standard Time, on Wednesday, December 19, 2001 at our offices, 2 Westborough Business Park, Westborough, MA 01581.

At the Special Meeting, you will be asked to consider two important proposals. The first would amend the Company's Articles of Incorporation to authorize an increase in the authorized common shares to 185,000,000 shares. The second would permit an increase in the underlying authorized stock under our 1997 Equity Incentive Plan to 7,000,000 shares.

After careful consideration, your Board of Directors has unanimously recommended approval in the increase of authorized common shares and shares authorized under the Company's 1997 Equity Incentive Plan.

The accompanying Proxy Statement provides detailed discussion of the proposed increase of authorized common shares, and increase in underlying shares under the 1997 Equity Incentive Plan.

Whether or not you plan to attend this Special Meeting, please sign, date and return the Proxy promptly in the enclosed envelope. If you attend this Special Meeting, you may vote your shares in person even if you have previously submitted a Proxy. EVERY VOTE IS IMPORTANT. I look forward to your participation at the Special Meeting.

Sincerely yours,
INSCI CORP.



Henry F. Nelson

----------------------------------------------------------------------------
                                   INSCI CORP.
----------------------------------------------------------------------------

                          TWO WESTBOROUGH BUSINESS PARK
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-4000

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2001

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of INSCI CORP. (the "Company") will be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on December 19, 2001, at 10:00 AM (the "Meeting"), for the following purposes:

(1) To amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock authorized for issuance thereunder from 40,000,000 shares to 185,000,000 shares.

(2) To increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan from 4,000,000 shares to 7,000,000 shares.

(3) To grant our management the discretionary authority to adjourn the special meeting to a later date in order to enable our board of directors to continue to solicit additional proxies in favor of either the proposal to increase the number of authorized shares available for issuance or the proposal to increase the number of shares under the 1997 Equity Incentive Plan.

(4) To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

All shareholders are cordially invited to attend the meeting, although only those shareholders who were shareholders of record at the close of business on November 21, 2001 will be entitled to notice of, and to vote at the meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Special Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Special Meeting.

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

November 14, 2001                        BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                         /S/ YARON I. EITAN
                                         ----------------------------------
                                         Yaron I. Eitan
                                         CHAIRMAN OF THE BOARD

---------------------------------------------------------------------------
                                   INSCI CORP.
---------------------------------------------------------------------------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 19, 2001


         This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of INSCI CORP. ("INSCI" or the "Company") for use at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on December 19, 2001, at 10:00 AM, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. All stockholders are encouraged to attend the Special Meeting. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

           At the Special Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Special Meeting. You may revoke your proxy at any time prior to its being voted at the Special Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Special Meeting, or by appearing and voting in person at the Special Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about November 26, 2001. The expenses incidental to this Special Meeting and the preparation and mailing of this proxy material are being paid by the Company. Some of our officers, directors and regular employees, without additional compensation may solicit proxies personally or by telephone, if necessary or desirable.

           Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

           The principal executive offices of the Company are located at Two Westborough Business Park, Westborough, MA 01581. The telephone number is (508) 870-4000.

OUTSTANDING SHARES AND VOTING RIGHTS

           The only security entitled to vote at the Special Meeting as of the record date is the Company's common stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed November 21, 2001 at the close of business, as the record date of the determination of Stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. At November 13, 2001, there were 29,789,776 shares of common stock outstanding and entitled to be voted at the Special Meeting. Each share of common stock is entitled to one vote at the Special Meeting. A majority of the shares of common stock outstanding and entitled to vote which are represented at the Special Meeting, in person or by proxy, will constitute a quorum. In accordance with the Bylaws of the Company, provided a quorum (majority) of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of a proposal is required for approval of an agenda item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth, to the best knowledge of the Company, as of November 13, 2001, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company, (2) beneficial ownership of shares of the Company's common stock by each director and named executive; and (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group.

           Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

           Based upon the aggregate of all shares of common stock issued and outstanding as of November 13, 2001 in addition to shares issuable upon exercise of options, warrants or convertible securities currently exercisable or becoming exercisable within 60 days and which are held by the individuals named on the table.


                                                                                                                             % OF
                                                 SHARES OF                                          TOTAL                   COMMON
                                                   COMMON            OPTIONS/                 BENEFICIAL (1) (2)            STOCK
NAME OF BENEFICIAL OWNER                           STOCK              OTHER                       OWNERSHIP              OUTSTANDING
                                             ------------------   --------------           ------------------------   -------------

Selway Partners LLC                                  1,058,896       39,750,608 (3)(4)(5)               40,809,504          58.7%
   100 Bomont Place                                                                (6)(7)
   Totowa, NJ 07512
CIP Capital L.P.                                       420,020        2,124,821    (3)(4)                2,544,841           8.0%
   435 Devon Park Drive
   Building 300
   Wayne, PA 19087
Estate of Thomas Farkas                              1,896,653             -                             1,896,653           6.4%
   c/o Dynamic Controls
   8 Nutmeg Road South
   South Windsor, CT 06074
Bost & Co.                                               -            1,947,388       (10)               1,947,388           6.1%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Robert Little                                        1,270,643        1,867,679  (10) (11)               3,138,322          10.1%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Peter Salas                                            803,520        2,732,370       (10)               3,535,890          10.9%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Dr. E. Ted Prince, former CEO                           21,787        1,659,000        (8)               1,680,787           5.3%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Leonard Gartner                                      1,421,459          859,250       (10)               2,280,709           7.4%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Harrison Option Fund                                 3,001,926        1,814,617       (10)               4,816,543          15.2%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Yaron I. Eitan, Director                                10,000       40,849,504    (8) (9)              40,859,504          58.7%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Henry F. Nelson, CEO                                     -                    -                        -                     0.0%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Francis X. Murphy, Director                              -              402,799        (8)                 402,799           1.3%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Derek Dunaway, Director                                  -           40,809,504        (9)              40,809,504          58.7%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
Mitchell Klein, Director                                  -           4,816,543       (12)               4,816,543          15.2%
   c/o INSCI CORP.
   2 Westborough Business Park
   Westborough, MA 01581
All current directors and executive officers
   as a group                                           10,000       46,068,846 (8)(9)(12)              46,078,846          64.2%



(1) Based upon ownership/beneficial ownership reports as filed with the Securities and Exchange Commission and provided to the Company.

(2) Computed on the basis of 29,789,776 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of November 9, 2001, or 8% Convertible Preferred Stock and/or Dividends which are presently convertible into common stock or convertible debt and such Series A Preferred Stock is then convertible into common stock on a one for two ratio, the additional shares of common stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

(3) Includes 461,539 shares of common stock currently issuable upon exercise of preferred stock warrants followed by conversion into common stock.

(4) Includes 1,663,282 shares of common stock currently issuable upon conversion of $1.0 million subordinated convertible debt plus interest accrued through September 30, 2001.

(5) Includes 200,000 shares of common stock currently issuable upon exercise of a stock warrant.

(6) Includes 25,787 shares of common stock included in a proxy dated November 30, 2000 by the then current Board of Director members.

(7) Includes an estimated 37,400,000 shares of common stock that could be issuable upon the conversion of $560,000 of convertible debt issued during fiscal 2002. The debt is convertible into 56,000 shares of Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of common stock based upon a formula that is dependent upon the conversion rate of the 8% Preferred Stock into common stock, the conversion of Series A Preferred Stock into common stock and the trading value of the Company's common stock at the date of conversion.

(8) Includes the following number of shares of common stock currently issuable upon exercise of stock options held by the following persons: Dr. Prince 1,659,000 shares, Mr. Eitan 40,000 shares, Mr. Murphy 402,799 shares and all current officers and directors as a group 442,799 shares.

(9) Includes 23,462,504 shares deemed to be beneficially owned by Selway which Mr. Dunaway and Mr. Eitan are affiliated with. Total beneficial ownership of all current officers and directors as a group also includes the shares attributable to Selway.

(10) Includes shares underlying 8% Convertible Preferred Stock and dividend shares payable in kind.

(11) Includes 1,019,597 shares deemed to be beneficially owned by Mr. Little's wife.

(12) Includes 4,816,543 shares deemed to be beneficially owned by the Harrison Option Fund of which Mr. Klein is President and General Partner.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Mitchell Klein a newly elected director of INSCI is President and General Partner of the Harrison Option Fund which is an affiliate of INSCI by virtue of the Fund owning in excess of 5% of the issued and outstanding shares of Common Stock. (See Security Ownership of Certain Beneficial Owners).

           INSCI engaged Emerging Technology Ventures, Inc. ("ETVI") to manage acquisition and strategic alliance activities. Mr. Francis X. Murphy ("Mr. Murphy"), President of ETVI, is also a director of INSCI. ETVI was paid a monthly retainer of $6,000 through December 2000. For completed transactions ETVI will receive a commission, which is offset against cumulative retainer fees paid. The arrangement with ETVI also provides that ETVI will receive 2% of the revenues generated from these alliances. Additionally, during Fiscal 2001, ETVI earned fees of $168,750 related to the acquisition of Lognet 2000, Inc. At March 31, 2001, approximately $98,000 remained as an outstanding liability. In October 1995, ETVI was granted a stock option to acquire 400,000 shares of INSCI common stock at an exercise price of $2.31 per share. In July 1998 an amendment to the stock option agreement revised the exercise price for future vesting options to $0.94 per share. During Fiscal 2001 and 2000, no options were vested. At March 31, 2000, remaining unvested options outstanding totaled 167,201 and were valued at $876,000 using the Black-Scholes option-pricing model. These options expired during Fiscal 2001 and, accordingly, the deferred compensation related to these options was reversed to additional paid in capital.

           INSCI entered into an agreement with Technology Providers (Ltd. of Sri Lanka and Incorporated of USA, now known as eRunway, Inc.) ("TPL") under which TPL would provide computer programming services for certain software products under development and for selected customer application projects. Services rendered by TPL totaled $919,000 in Fiscal 2001 and $1,116,000 in Fiscal 2000. TPL is owned by family members of Mr. Krishan A. Canekeratne, a former Senior Vice President of Development for the Company, who resigned in fiscal 1999. Mr. Canekeratne had no direct ownership interest in TPL during his employment with INSCI. In the opinion of management, the fees paid under this agreement are at fair market value rates. This arrangement was terminated during fiscal 2001. Amounts due to TPL approximated $106,000 at March 31, 2001, which is included in the Company's consolidated balance sheet.

           During the fiscal year ended March 31, 2001, INSCI had entered into several arrangements with Selway Partners, LLC ("Selway") a technology holding company. Selway was an existing shareholder of Lognet 2000, Inc. ("Lognet"). The Company acquired Lognet on May 24, 2000 in a stock for stock exchange. Two of the Company's current directors are affiliates of Selway including the Company's chairman Yaron Eitan. The former chairman of the Company, Yoav Cohen, was also an employee of Selway. At March 31, 2001, the repayment of a $394,000 promissory note recorded on the Company's balance sheet was guaranteed by Yaron Eitan and certain other stockholders, each of whom is jointly and severally liable on the promissory note.

           In November 2000, INSCI closed $2.0 million of subordinated convertible debt financing ("Convertible Debt") with Selway and CIP Capital L.P. of Wayne, Pennsylvania ("CIP") (collectively the "Investors"). CIP also was a shareholder of Lognet. The Convertible Debt is convertible into an aggregate of approximately 1.5 million shares of INSCI Series A Convertible Redeemable Preferred Stock (the "Series A Preferred") at a price of $1.30 per share. The Series A Preferred is in turn convertible on a one-for-two basis into shares of INSCI's common stock. The Convertible Debt bears interest at prime plus 2 1/2 percent payable in cash or in additional shares of Series A Preferred, at the option of the Investors, and is secured by a subordinated lien on all of INSCI's assets. Unless previously converted into shares of Series A Preferred, principal and interest are payable at maturity in five years or upon an earlier redemption on or after two years at the option of the Investors.

           As part of the financing, the Investors were also granted warrants to purchase 461,540 shares of Series A Preferred at an exercise price of $1.44 per share. The Series A Preferred is in turn convertible on a one-for-two basis into shares of INSCI's common stock. The warrants are immediately exercisable and expire in November 2002.

           Selway was also issued warrants to purchase 200,000 shares of common stock at $.72 per share for services rendered in connection with the financing transaction. The warrants are immediately exercisable and expire in November 2003.

           During June 2001, the Company entered into an Investment Agreement ("Agreement") with Selway. The Agreement provides up to a sum of $700,000 of subordinated convertible debentures (the "Debentures"). The Company received an initial $250,000 from the financing on June 27, 2001 and is scheduled to receive an additional $100,000 upon completion of post-closing items. The balance of the financing, or the sum of $350,000, will be made available to the Company in $50,000 increments at the option of Selway, and upon attaining certain operating milestones by the Company. The Debentures bear a special interest rate of 13 percent payable in cash or in additional Debentures and are convertible into Series B Convertible Redeemable Preferred Stock (the "Series B Preferred") at a price of $10.00 per share. The Debentures are secured by a junior lien on all of INSCI's assets. Unless previously converted into shares of Series B Preferred, principal and interest on the Debentures are payable at the earlier of June 15, 2002 or upon demand by the holder.

           The Series B Preferred is convertible at the option of the holder into common stock at a conversion price equal to (i) such number of shares of common stock as represents the "Current Value Percentage" (as defined) of total issued and outstanding common stock as of the date of conversion, plus (ii) such additional shares of common stock issuable after the date of conversion as may be necessary to maintain such Current Value Percentage upon the conversion of the 8% Preferred Stock and the Series A Preferred, or exercise of other convertible instruments.

           The Series B Preferred contains anti-dilution protection and adjustment rights granted to each share. Dividends accrue on a cumulative basis at a special rate equal to 13% payable at the Company's option in additional shares of Series B Preferred or cash. The Series B Preferred will also share pari passu on an as-converted basis in any dividends declared on the Company's common stock. Each share of Series B Preferred shall be entitled to one vote for each share of common stock into which it is convertible. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, subject to the rights of pre-existing shares of preferred stock to be paid on a pari passu basis with the Series B Preferred, the holders of the Series B Preferred shall be entitled to receive the greater of (i) the portion of the liquidation value of the assets of the Company that the holders of the Series B Preferred would have received pro rata according to the number of shares of common stock that the holders of Series B Preferred would have had in the event that such holders had converted the Series B Preferred into common stock immediately prior to such liquidation event and as adjusted for any recapitalizations, stock combinations, stock dividends (whether paid or unpaid), stock splits and the like with respect to such shares or (ii) three and one half times the dollar principal amount of debentures converted into Series B Preferred plus the dollar amount of any interest, dividends or other amounts due on such debenture as are converted into Series B Preferred (the greater of (i) or (ii) being referred to herein as the "Series B Preference Amount"). The Series B Preferred may be redeemed at any time after three years from date of issuance by the holders at a price equal to the Series B Preference Amount (subject to adjustment as defined) plus an amount equal to the amount of all declared but unpaid dividends.

           During November 2000, INSCI entered into a Management Consulting Agreement for a term of three years with Selway Management, Inc., an affiliate of Selway. During Fiscal 2001, Selway's $100,000 in management fees payable under this agreement was satisfied by the issuance of 164,385 shares of the Company's common stock to Selway. In connection with the Agreement, the Company amended its Management Agreement with Selway. The amended management agreement reduced the monthly management fee from $20,000 per month to $15,000 per month. The monthly management fee is payable at the option of Selway in either cash or additional subordinated convertible debentures ("Management Debentures"). On June 27, 2001, the Company satisfied $30,000 of management fees payable to Selway by issuing $30,000 of Management Debentures to Selway. The Management Debentures have terms similar to the Debentures except for the Series B Preference Amount. The Management Debentures do not reduce the total amount available to the Company under the Agreement.

           The Company has a receivable financing arrangement with Prestige Capital Corporation ("Prestige") whereby the Company agreed to sell certain accounts receivable subject to limited recourse at a discount fee of up to 10% depending upon the length of time Prestige holds the receivable before collection. On March 8, 2001, Selway entered into a Participation Agreement with Prestige whereby at Prestige's sole discretion Prestige may propose to assign to Selway one or more of the receivables that INSCI proposes to sell to Prestige, which Prestige would otherwise elect not to purchase. Selway may at its sole discretion agree to take an assignment on some or all of the receivables proposed for sale by Prestige. As consideration for this arrangement, Prestige retains one percent of the discount noted above and Selway will receive up to nine percent of the remaining discount as noted above. Of the receivables sold at March 31, 2001, $289,000 was assigned to Selway under this agreement. Discounts earned by Selway on these assigned receivables totaled $10,000.

           Also during March 2001, Econium, Inc., an affiliate of Selway, was paid an assistance fee of $110,000 in connection with the Company's March 1, 2001 sale of the majority of the assets of Lognet to Paynet Electronic Billing Ltd. a nonaffiliated privately owned company based in Haifa, Israel.

           As a result of the November 2000 subordinated convertible debt financing, the Company entered into certain arrangements with Landsbury, LLP ("Landsbury"), wherein Landsbury agreed to act as a management consultant to the Company and perform consulting services, in exchange for the Company issuing Landsbury common stock purchase warrants to purchase approximately 10% of the then issued and outstanding common stock of the Company at $.72 per share. As part of this arrangement, Ms. Lori Frank, a member of Landsbury entered into an employment agreement with the Company to become its Chief Executive Officer and among other things, to receive options to purchase 825,000 shares of common stock of the Company pursuant to the Company's Stock Option Plan. These options are included in the computation of the 10% noted above. During May 2001, Ms. Frank resigned all positions held with the Company. Also during May 2001, two other members of Landsbury, Glenn Sturm and Bahram Yusefzadeh, tendered their resignations as directors of the Company.

           The Company, as of the current date, has not issued any of the common stock purchase warrants to Landsbury, nor has the Company issued any of the stock options to Ms. Frank. The Company has requested from Ms. Frank and Landsbury a release of any of the Company's obligations to Landsbury and/or Ms. Frank, there is no assurance that either Ms. Frank or Landsbury will provide general releases. Neither Ms. Frank nor Landsbury have notified the Company of any claims against the Company.

CONVERSION OF SHARES

           In compliance with the terms and conditions of a Unit Purchase Agreement entered into by the Company on September 3, 1996 (the "Unit Placement"), with the holders of 8% Convertible Preferred Stock (the "Preferred Stock") requires holders of Preferred Stock to automatically convert the issued and outstanding shares of Preferred Stock into shares of Common Stock. The conversion price per share is calculated at the lesser of $3.75 per share or the average bid price for the Common Stock for twenty (20) consecutive trading days ending five (5) business days prior to October 1, 2001 date of automatic conversion. The Company has determined that the conversion price is $.19275 per share. Additionally, the Company has determined to pay the final dividend on the Preferred Stock in kind. Accordingly, shareholders holding shares of Preferred Stock are converting an aggregate of 1,205,134 shares of Preferred Stock (exclusive of a dividend payable to holders) into 23,446,187 shares of Common Stock, or approximately 59% of the issued and outstanding shares of Common Stock of the Company. The Company further anticipates that it will issue 728,484 shares of Preferred Stock as a final dividend which will be convertible into an additional 14,172,849 shares of Common Stock for an aggregate of 69% of the issued and outstanding shares of Common Stock of the Company. The Company received consideration for the issuance of the shares of Preferred Stock as a result of the September 3, 1996 Unit Placement made to holders of Preferred Stock.

PROPOSAL 1: AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK.

           The Board of Directors has resolved to increase the authorized number of common shares available for issuance. The Board of Directors believes that the increase in the authorized shares is necessary in connection with the potential and mandatory conversion or exercise of certain outstanding convertible securities. The Company is currently authorized to issue up to 40,000,000 shares of its Common Stock. As of November 9, 2001 there were 29,789,776 shares issued and outstanding. In addition to the common shares outstanding, the Company is required to issue additional shares upon conversion or exercise of certain options, warrants and convertible securities. While an increase in authorized shares can permit the additional shares to be used in certain anti-take over measures or in connection with a merger, the Company presently has no such plans if additional shares of Common Stock are authorized by stockholders. Additionally, the issuance of additional common shares may be dillutive to existing stockholders, however the Board of Directors believes that an increase in the authorized shares is in the best interest of shareholders as the Company will be in position to make final dividend payments on 8% Preferred Stock in kind and continue with its stock option plan as well as allowing the Company to seek future equity financing should same be required. Additionally, although the Company does not have any definitive plans at present for additional equity financing, failure to approve the proposal will leave the Company with limited shares of Common Stock available for future issuance in connection with any contemplated financing and/or issuance of additional options or warrants. The increase in authorized shares will permit the Company to have sufficient shares available for future equity financing as well as for the issuance of Common Stock for outstanding convertible securities. The increase in authorized shares is in the best interest of the Company as the Company will have the ability to continue with its stock option plans, make final dividend payments on its 8% Preferred Stock in kind as well as engage in future equity financing.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO PERMIT AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 185,000,000 SHARES.

PROPOSAL 2: RATIFICATION OF THE RESOLUTION TO INCREASE THE AUTHORIZED NUMBER OF STOCK OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN.

           The Board of Directors has resolved to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan from 4,000,000 to 7,000,000 option shares.

           The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan which was terminated by shareholder ratification at the Company's Special meeting in September 1996. Under the 1992 Plan, 4,000,000 shares of common stock $.01 par value were authorized and reserved for issuance in the form of incentive stock option and non-qualified stock options. Of these, 38,300 stock options had been granted and remain outstanding as of March 31, 2001. These stock options are currently outstanding to employees of the Company and other key persons and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements. The remaining 3,603,769 authorized and reserved shares of common stock are no longer subject to issuance under the 1992 Plan.

           The Company, with prior shareholder approval, has reserved 4,000,000 shares for future use under the 1997 Equity Incentive Plan. These shares, in effect, replace the shares remaining and not granted under the terminated 1992 Plan. As of March 31, 2001, there were 2,205,575 options issued and outstanding and 1,138,704 options available for future grant under the 1997 Plan. The Company is seeking shareholder approval for an additional 3,000,000 shares in the 1997 Equity Incentive Plan which would increase stock options reserved under the 1997 Plan from 4,000,000 to 7,000,000 shares. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the Committee) consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The 1997 Plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The 1997 Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

           The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

           An S-8 Registration for 3,000,000 shares of underlying common stock originally authorized under the Plan was filed with the Securities and Exchange Commission on April 27, 1999 prior to the increase as approved by Shareholders in the plan to 4,000,000 shares.

           The increase in the authorized shares available under the 1997 Equity Incentive Plan is necessary for the continued granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restrictive stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The Board of Directors believes that the increase in authorized shares is necessary so that the Company can continue to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Board further believes that the flexibility of the incentive awards provided for by the 1997 Equity Incentive Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program and is in the best interest of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN INCREASE IN THE AUTHORIZED NUMBER OF OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN FROM 4,000,000 TO 7,000,000 SHARES.


PROPOSAL 3: TO GRANT MANAGEMENT DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO A LATER DATE IN ORDER TO ENABLE THE BOARD OF DIRECTORS TO CONTINUE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF EITHER THE PROPOSAL TO INCREASE THE SHARES AUTHORIZED FOR ISSUANCE OR THE SHARES IN THE 1997 EQUITY INCENTIVE PLAN.

If at the special meeting on December 19, 2001, the number of shares of our common stock present or represented and voting in favor of approval of the increase in authorized shares or underlying authorized shares under our 1997 Equity Incentive Plan is insufficient to approve the proposals under Delaware law and under our certificate of incorporation and bylaws, our management may move to adjourn the special meeting in order to enable our board to continue to solicit additional proxies in favor of the proposals. In that event, we may ask our stockholders to vote only upon the proposal if any where we have received sufficient votes in favor of a proposal and this Adjournment Proposal, and not the proposal regarding the approval and adoption of the proposal where we did not receive sufficient votes in favor of the proposal. In this proposal, we are asking you to authorize the holder of any proxy solicited by our board to have the discretionary authority to vote in favor of adjourning the special meeting, and any later adjournments, to a later date in order to enable our board to solicit additional proxies in favor of either of the proposals. If the stockholders approve this Adjournment Proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, to a later date and use the additional time to solicit additional proxies in favor of either the proposal to increase shares authorized for issuance or shares underlying options under the 1997 Equity Incentive Plan, including the solicitation of proxies from stockholders that have previously voted against either of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against a proposal to defeat the proposal, we could adjourn the special meeting without a vote on the proposal for up to 30 days and seek during that period to convince the holders of those shares to change their votes to votes in favor of the proposal. If we adjourn the meeting for more than 30 days, or if we set a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at that meeting. The Adjournment Proposal requires the approval of a majority of the votes cast on the proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked "AGAINST" approval of either the increase in shares authorized for issuance or the increase in shares underlying options under the 1997 Equity Incentive Plan will be voted in favor of the Adjournment Proposal, unless it is specifically marked "FOR" the discretionary authority to adjourn the special meeting to a later date. The board believes that if the number of our shares of common stock present or represented at the special meeting and voting in favor of either of the proposals is insufficient to approve the proposals, it is in the best interests of our stockholders to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposals to bring about the approval of either proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL FOR ADJOURNING THE SPECIAL MEETING SHOULD THERE BE INSUFFICIENT VOTES IN FAVOR OF A PROPOSAL AND THE BOARD DETERMINES THAT AN ADJOURNMENT OF THE SPECIAL MEETING IS IN THE BEST INTEREST OF THE COMPANY.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

           Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2002 Annual Meeting of Stockholders no later than March 27, 2002 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2002 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS

           Management of the Company is not aware of any other matters to be presented for action at the Special Meeting other than those mentioned in the Notice of Special Meeting of Stockholders and referred to in this proxy.

           COMMON STOCK PERFORMANCE

           As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart reflects the NASDAQ index for a five-year period.


[GRAPH OMITTED]




                            Mar 96         Mar 97      Mar 98       Mar 99      Mar 00     Mar 01
Price
INSCI Common Shares        $4.63            $4.00       $1.00        $2.56       $6.00      $0.38
NASDAQ Composite Index     1,101            1,221       1,835        2,461       4,573      1,840

Percent change
INSCI Common Shares          N/A             -14%        -78%         -45%         30%       -92%
NASDAQ Composite Index       N/A              11%         67%         124%        315%        67%





           The Stock Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that INSCI CORP. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

VOTING PROCEDURE

           Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

           The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

           There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended March 31, 2001 as filed with the Securities and Exchange Commission in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.


Dated November 14, 2001           BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                  /S/ YARON I. EITAN
                                  ------------------------------------
                                  Yaron I. Eitan
                                  Chairman of the Board

[PROXY]
                                  INSCI, CORP.
                          TWO WESTBOROUGH BUSINESS PARK
                              WESTBOROUGH, MA 01581

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, and Mitchell Klein as proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of INSCI CORP., held on record by the undersigned on November 21, 2001 at the Special Meeting of Stockholders to be held on December 19, 2001 at 10:00 a.m. at the executive offices of the Company located at Two Westborough Business Park, Westborough, MA 01581, or any adjournment thereof.

1. PROPOSAL TO RATIFY AND APPROVE THE BOARD OF DIRECTORS' RESOLUTION TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 185,000,000 SHARES OF COMMON STOCK.

         [  ]  FOR            [  ]  AGAINST           [  ]   ABSTAIN

2. PROPOSAL TO RATIFY AND APPROVE THE BOARD OF DIRECTORS' RESOLUTION TO INCREASE THE AUTHORIZED NUMBER OF STOCK OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN FROM 4,000,000 SHARES TO 7,000,000 SHARES.

         [  ]  FOR            [  ]  AGAINST           [  ]   ABSTAIN

3. PROPOSAL TO GRANT OUR MANAGEMENT DISCRETIONARY AUTHORIZATION TO ADJOURN THE SPECIAL MEETING TO A LATER DATE IN ORDER TO ENABLE OUR BOARD OF DIRECTORS TO CONTINUE TO SOLICIT ADDITIONAL AUTHORIZED SHARES IN FAVOR OF EITHER THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE OR THE PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF STOCK OPTIONS UNDER THE 1997 EQUITY INCENTIVE PLAN.

         [  ]  FOR            [  ]  AGAINST           [  ]   ABSTAIN

           In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1, 2 and 3.

                                         Please sign exactly as name appears
                                         below. When shares are held by joint
                                         tenants, both should sign. When signing
                                         as attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title as such. If corporation, please
                                         sign in full corporate name by
                                         President or other authorized officer.
                                         If a partnership, please sign in
                                         partnership name by authorized person.

                                         Dated: ____________________, 2001

                                         --------------------------------
                                         Signature

                                         ---------------------------------
                                         Signature if held jointly



Please mark, sign, date and return the proxy card promptly using the enclosed envelope.